UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2006

FIRSTCITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	033-19694	76-0243729
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6400 Imperial Drive

Waco, Texas 76712

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (254) 761-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 3, 2006, the Compensation Committee of the Registrant granted nonqualified stock options to certain of the non-employee directors of the Registrant under the FirstCity Financial Corporation 2004 Stock Option and Award Plan (the “Plan”).  Each option granted under the Plan is required to be set forth in writing pursuant to the form of option agreement required by the Plan.

The options received by the non-employee directors listed below have a grant date of August 3, 2006 (the “Grant Date”), will terminate upon the expiration of ten years from the Grant Date, the date that the Compensation Committee awarded the grant of the options, and have an exercise price of $9.84, the closing price on the Grant Date. Twenty-five percent of the options are vested in full upon the Grant Date, with the remaining options vesting in equal parts over three quarters beginning on the Grant Date.

Each of the following non-executive directors was granted an option to purchase 5,000 shares of the Registrant’s common stock: Richard E. Bean, Dane Fulmer, Robert E. Garrison II, D. Michael Hunter, F. Clayton Miller and C. Ivan Wilson.  Additionally, an option to purchase 5,000 shares of the Registrant’s common stock was issued to Cargill Financial Services, Inc. for their representation on the Company’s Board of Directors through Jeffrey Leu.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	FirstCity Financial Corporation 2004 Stock Option and Award Plan (incorporated herein by reference to Exhibit 10.2 of the Company’s Form 8-K dated May 18, 2005).

10.2

Form of Option Award Agreement for Non-Employee Directors under the FirstCity Financial Corporation 2004 Stock Option and Award (incorporated herein by reference to Exhibit 10.2 of the Company’s Form 8-K dated May 18, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCITY FINANCIAL CORPORATION

Date: August 8, 2006	By:	/s/ J. Bryan Baker
J. Bryan Baker
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1	FirstCity Financial Corporation 2004 Stock Option and Award Plan (incorporated herein by reference to Exhibit 10.2 of the Company’s Form 8-K dated May 18, 2005).

10.2

Form of Option Award Agreement for Non-Employee Directors under the FirstCity Financial Corporation 2004 Stock Option and Award (incorporated herein by reference to Exhibit 10.2 of the Company’s Form 8-K dated May 18, 2005).